UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2010

SELECTICA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-29637 (Commission File Number)	77-0432030 (I.R.S. Employer Identification Number)

1740 Technology Drive, Suite 460
San Jose, CA 95110
(408) 570-9700
(Addresses, including zip code, and telephone numbers,
including area code, of principal executive offices)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On October 29, 2010, the Review Committee (the “Committee”) of the Board of Directors of Selectica, Inc. (the “Company”) granted a written request from a stockholder to extend the time period in which the stockholder is permitted to acquire beneficial ownership of additional shares of the Company’s common stock without becoming an “Acquiring Person” within the meaning of the Amended and Restated Rights Agreement between the Company and Wells Fargo Bank, N.A., as Rights Agent, dated January 2, 2009, as amended (the “Rights Agreement”).  As previously described on the Company’s Current Report on Form 8-K, filed May 5, 2010, the Committee granted this stockholder an exemption under the Rights Agreement to acquire beneficial ownership of additional shares, provided that (i) the acquisition results in beneficial ownership by the stockholder and its affiliates and associates of no more than 8.4% of the Company’s outstanding Common Stock, including existing holdings and (ii) any such purchases must be made on or prior to November 1, 2010.  The Committee has now extended the deadline for purchases pursuant to this exemption to February 1, 2011.  All other terms and conditions of the exemption previously granted by the Committee remain the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.

DATE: November 2, 2010	By:	/s/ Todd Spartz
Todd Spartz Chief Financial Officer